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                                                                      EXHIBIT 21

           LIST OF SUBSIDIARIES OF CORRECTIONS CORPORATION OF AMERICA

First Tier Subsidiaries:   CCA of Tennessee, Inc., a Tennessee corporation
                           Prison Realty Management, Inc., a Tennessee
                             corporation
                           CCA Properties of America, LLC, a Tennessee limited
                             liability company
                           CCA Properties of Texas, L.P., a Delaware limited
                             partnership

Second Tier Subsidiaries:  CCA Properties of Arizona, LLC, a Tennessee limited liability company
                           CCA Properties of Tennessee, LLC, a Tennessee limited
                             liability company
                           CCA International, Inc., a Delaware corporation Technical and Business Institutes of America, Inc.,
                             a Tennessee corporation
                           TransCor America, LLC, a Tennessee limited liability
                             company
                           TransCor Puerto Rico, Inc., a Puerto Rico corporation CCA (UK) Ltd., a United Kingdom corporation
                           Viccor Investments PTY. LTD., a Victoria (Australia)
                             corporation

Third Tier Subsidiaries:   Ronald Lee Suttles Tri-County Extradition, Inc., a
                             California corporation